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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

The active subsidiaries of KRUG International Corp. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Corporation. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Corporation are set forth below.

                                                   JURISDICTION           PERCENTAGE OF
                                                   IN WHICH               VOTING SECURITIES
NAME OF SUBSIDIARY                                 INCORPORATED           OWNED
------------------                                 ------------           -----------------
KRUG Properties Inc.                               Ohio                      100%(1)
SunLink Services, Inc.                             Georgia                   100%
Optima Healthcare Corporation                      Georgia                   100%
SunLink Healthcare Corp.                           Delaware                  100%
KRUG Properties Ltd.                               Ontario, Canada           100%(1)
KRUG International (UK) Ltd.                       United Kingdom            100%
Bradley International Holdings Limited             United Kingdom            100%(2)
Beldray Limited                                    United Kingdom            100%(3)
Hago Products Limited                              United Kingdom            100%(4)
Klippan Limited                                    United Kingdom            100%(1)(3)
Oy Klippan AB                                      Finland                   100%(1)(5)
AKTA Barnsakerhet AB                               Sweden                    100%(1)(5)
Klippan sarl                                       France                    100%(1)(5)
Klippan GmbH                                       Germany                   100%(1)(5)

(1) Subsidiaries included within discontinued operations.
(2) Subsidiaries of KRUG International (UK) Ltd.
(3) Subsidiary of Bradley International Holdings Ltd.
(4) Subsidiary of Beldray Limited
(5) Subsidiary of Klippan Limited